Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into and made effective as of October 25, 2019 (the “Effective Date”), by and between LINK MEDIA HOLDINGS, LLC, a Delaware limited liability company (“Borrower”), and FIRST NATIONAL BANK OF OMAHA, a national banking association (“Lender”).

W I T N E S S E T H:

WHEREAS, Borrower and Lender previously entered into that certain Credit Agreement, dated as of August 12, 2019, pursuant to which Lender agreed to make loans and otherwise extend credit to Borrower (as amended and further amended, restated or modified from time to time, the “Credit Agreement”); and

WHEREAS, the parties desire to amend the Credit Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.     Definitions. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

2.     Amendments.

(a)     Section 10.12(a) of the Credit Agreement is hereby modified to read as follows:

(a)     Notwithstanding anything to the contrary contained in this Agreement, in the event that both (i) Borrower fails (or, but for the operation of this Section 10.12, would fail) to comply with the requirements of any of the covenants set forth in Sections 9.08, 9.09 or 9.10, to the extent applicable, as of the end of any fiscal quarter or year (each, a “Covenant Default”), and (ii) prior to the 10th day subsequent to the date the Compliance Certificate calculating the covenants set forth in Sections 9.08, 9.09 or 9.10, to the extent applicable to the period covered by such certificate, is required to be delivered pursuant to Section 8.01(a) or (b) for such fiscal quarter or year, Borrower receives cash contributions to its capital from Parent in an amount sufficient to cause Borrower to be in compliance with the requirements of the covenants set forth in Section 9.08, 9.09 and 9.10 as provided below (the “Cure Right”), then upon receipt by Borrower of such cash (the “Cure Amount”), Borrower shall apply the proceeds of such Cure Amount as either (1) a mandatory prepayment, to be applied to the Loans in Lender’s sole discretion or (2) a capital contribution by Parent to Borrower, with the proceeds to be applied towards the working capital of Borrower (such election between (1) and (2) to be made by Lender in its sole discretion). In each case, the Borrower shall recalculate the covenants set forth in Sections 9.08, 9.09 or 9.10, to the extent applicable, giving effect to the following pro forma adjustments:

(i)     Consolidated EBITDA shall be increased for the applicable fiscal quarter and any four quarter period that includes such fiscal quarter, solely for the purpose of measuring the covenants set forth in Sections 9.08, 9.09 or 9.10, to the extent applicable, and not for any other purpose under this Agreement, by an amount equal to the Cure Amount; and

(ii)     If, after giving effect to the foregoing recalculations, Borrower shall then be in compliance with the requirements of the covenants set forth in Sections 9.08, 9.09 or 9.10, to the extent applicable, Borrower shall be deemed to have satisfied the requirements of the covenants set forth in Sections 9.08, 9.09 or 9.10, to the extent applicable, as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the covenant set forth in Sections 9.08, 9.09 or 9.10, shall be deemed not to have occurred or existed for the purposes of this Agreement.

(b)     The definition of “Consolidated EBITDA” in Section 11 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period adjusted by (x) adding thereto, without duplication and to the extent deducted in arriving at Consolidated Net Income for such period: (a) Consolidated Interest Expense; (b) amounts accrued in respects of federal, state, local or foreign franchise taxes or taxes based on income; (c) the amount of all amortization of intangibles and depreciation; (d) all non-cash charges, losses or expenses, including non-cash adjustments resulting from the application of purchase accounting, or accounting standards with respect to Borrower’s billboard business, including, without limitation, any adjustments for straight-line lease accounting (ASC 842), non-cash accretion expenses, non-cash expenses arising from grants of stock appreciation rights, stock options or restricted stock, non-cash compensation expense (including deferred non-cash compensation expense), other non-cash expenses or charges arising from the sale or issuance of stock, the granting of stock options, and the granting of stock appreciation rights and similar arrangements (including any repricing, amendment, modification, substitution or change of any such stock, stock option, stock appreciation rights or similar arrangements), non-cash impairment of goodwill and other long term intangible assets, but excluding any such non-cash charges, losses or expenses to the extent (A) there were cash charges with respect to such charges, losses and expenses in past accounting period or (B) there is a reasonable expectation that there will be cash charges with respect to such charges, losses and expenses in a future accounting period; (e) the amortization or write-off of deferred financing, legal and accounting costs with respect to the Transaction to the extent incurred within 120 days of the Effective Date or 30 days of the Term Loan 2 Effective Date, in an aggregate amount not to exceed $300,000; and (f) reasonable and documented out-of-pocket transaction expenses incurred in connection with the negotiation and documentation of Permitted Acquisitions, in an aggregate amount not to exceed $500,000 for the four consecutive fiscal quarters of Borrower then last ended, provided, however, in connection with the calculation of Consolidated EBITDA for the fiscal quarter ending September 30, 2019 for purposes of Section 9.10 of this Agreement, such expenses shall not exceed $200,000 in the aggregate; and (y) deducting therefrom, (a) the amount of all cash payments during such period that are associated with any non-cash charges or non-cash losses that were added back to Consolidated Net Income in a previous period pursuant to preceding clause (x)(d); (b) any extraordinary, unusual or non-recurring gains, (c) any gains or from sales of assets other than from sales of inventory in the ordinary course of business; and (d) any non cash income or gains (including any non cash gains attributable to Borrower’s billboard business, including, without limitation, any adjustments for straight-line lease accounting).

3.     No Further Amendments. Except as expressly provided herein, nothing contained herein is intended to reduce, restrict or otherwise affect any warranties, representations, covenants or other agreements made by Borrower. Except as expressly provided herein, this Amendment is not intended to supersede or amend the Credit Agreement or any documents executed in connection therewith. All of the covenants and obligations of Borrower under the Credit Documents are hereby acknowledged, ratified and affirmed by Borrower, and Borrower specifically acknowledges and agrees that all Collateral pledged to Lender secures the Obligations.

4.     Representations and Warranties. Borrower hereby represents and warrants to Lender as follows:

(a)     The representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct on and as of the date hereof as though made on and as of this date, except to the extent that such representations and warranties relate solely to an earlier date;

(b)     There exists no Event of Default or Default;

(c)     The execution, delivery and performance by Borrower of this Amendment and all other agreements and documents required hereunder have been duly authorized by all necessary action and do not and will not: (i) result in any breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which Borrower or Parent is a party or by which it or its properties may be bound or affected; or (ii) result in, or require, for the benefit of any person or entity other than Lender, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon or with respect to any of the properties now owned or hereafter acquired by Borrower or Parent; and

(d)     No authorization, approval or other action by and notice to or filing with any governmental authority or regulatory body or any person or entity is required for the execution, delivery and performance by Borrower of this Amendment.

5.     Conditions Precedent. As conditions precedent to the enforceability of this Amendment, Lender shall have received from Borrower all of the following, each dated (unless otherwise indicated) such day, in form and substance satisfactory to Lender:

(a)     This Amendment executed by Borrower;

(b)     A copy of the separate resolutions of Borrower authorizing the execution, delivery and performance of the documents to which Borrower is a party, certified as of the date hereof by a responsible officer of Borrower together with a certification from such officer that there have been no amendments, restatements, alterations or modifications to the organizational documents of Borrower since such organizational documents were last certified and provided to Lender; and

(c)     Borrower shall have paid all out-of-pocket costs and expenses, including without limitation, attorneys’ fees and expenses, incurred by Lender in connection with this Amendment and the Credit Documents and all related documentation, recording or filing fees.

6.     Limited Effect. Except as expressly provided herein or contemplated by this Amendment, the Credit Agreement and the other Credit Documents shall remain unmodified and in full force and effect. This Amendment shall not be deemed (a) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement or any other Credit Document or a waiver of any Default or Event of Default, (b) to prejudice any right or rights which Lender may now have or may have in the future under or in connection with the Credit Agreement or the other Credit Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or modified from time to time, or (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with Borrower, any Guarantor or any other Person with respect to any waiver, amendment, modification or any other change to the Credit Agreement or the other Credit Documents or any rights or remedies arising in favor of Lender under or with respect to any such documents.

7.     Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. An electronic transmission or facsimile of this Amendment shall be deemed an original and shall be admissible as evidence of the document and the signer’s execution.

8.     Entire Agreement. This Amendment is the entire agreement, and supersedes any prior agreements and contemporaneous oral agreements, of the parties concerning its subject matter.

9.     Successors and Assigns. This Amendment shall be binding on and inure to the benefit of the parties and their respective heirs, beneficiaries, successors and permitted assigns.

[The Remainder of this Page Intentionally Left Blank, Signature Page to Follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

BORROWER:

LINK MEDIA HOLDINGS, LLC

By: /s/ James A. McLaughlin

Name: James A. McLaughlin

Title: President

LENDER:

FIRST NATIONAL BANK OF OMAHA

By: /s/ David S. Erker

Name: David S. Erker

Title: Vice President

REAFFIRMATION OF GUARANTY

Each of the undersigned (each, a “Guarantor”) hereby: (a) acknowledges that each Guarantor has reviewed and consents to this Amendment on the terms and conditions set forth herein; (b) acknowledges and agrees that all references to the “Credit Agreement” and “Credit Documents” contained in the Subsidiaries Guaranty shall constitute references to the Credit Agreement and Credit Documents as the same have been amended and may be amended, restated or otherwise modified from time to time hereafter; (c) acknowledges and agrees that the Subsidiaries Guaranty has not been discharged to any extent and that Lender has not waived any of its rights or remedies whatsoever against Borrower or the undersigned by entering into the Amendment or by any previous action taken by Lender; (d) ratifies and reaffirms in all respects the Subsidiaries Guaranty, agrees to be bound thereby, and agrees that the Subsidiaries Guaranty constitutes the legal, valid and binding obligation of the undersigned enforceable against each Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and (e) acknowledges that no future obligation to obtain the undersigned’s consent or acknowledgment to Lender’s extending future loans or amending agreements with Borrower shall be imposed or otherwise implied as a result of the undersigned having giving this Reaffirmation of Guaranty.

GUARANTORS:

LINK MEDIA ALABAMA, LLC

By: /s/ James A. McLaughlin

Name: James A. McLaughlin

Title: President

LINK MEDIA FLORIDA, LLC

By: /s/ James A. McLaughlin

Name: James A. McLaughlin

Title: President

LINK MEDIA GEORGIA, LLC

By: /s/ James A. McLaughlin

Name: James A. McLaughlin

Title: President

LINK MEDIA MIDWEST, LLC

By: /s/ James A. McLaughlin

Name: James A. McLaughlin

Title: President

LINK MEDIA OMAHA, LLC

By: /s/ James A. McLaughlin

Name: James A. McLaughlin

Title: President

LINK MEDIA SERVICES, LLC

By: /s/ James A. McLaughlin

Name: James A. McLaughlin

Title: President

LINK MEDIA SOUTHEAST, LLC

By: /s/ James A. McLaughlin

Name: James A. McLaughlin

Title: President

LINK MEDIA WISCONSIN, LLC

By: /s/ James A. McLaughlin

Name: James A. McLaughlin

Title: President